As filed with the Securities and Exchange Commission on August 1, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0506313
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
950 Echo Lane, Suite 100
Houston, Texas 77024
(Address of principal executive offices, including zip code)

GROUP 1 AUTOMOTIVE, INC. DEFERRED COMPENSATION PLAN
GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN
(Full title of the plans)
Earl J. Hesterberg
President and Chief Executive Officer
950 Echo Lane, Suite 100
Houston, Texas 77024
(Name and address of agent for service)
(713) 647-5700
(Telephone number, including area code, of agent for service)
Copies to:

Douglas E. McWilliams	Darryl M. Burman
Vinson & Elkins L.L.P.	Group 1 Automotive, Inc.
2500 First City Tower, 1001 Fannin	950 Echo Lane, Suite 100
Houston, Texas 77002-6760	Houston, Texas 77024
(713) 758-2222	(713) 647-5700
CALCULATION OF REGISTRATION FEE

Title of each class	Amount	Proposed maximum	Proposed maximum	Amount
of securities	to be	offering price per	aggregate offering	of
to be registered	registered(1)	share(2)	price(2)	registration fee
Common Stock, par value $0.01 per share(3)	1,000,000 shares	$34.87	$34,870,000	$1,071
Deferred Compensation Obligations(4)(5)	$25,000,000	$N/A	$25,000,000	$768

(1)	Under General Instruction E of Form S-8, this registration statement registers an additional 1,000,000 shares of common stock to be issued under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, which was amended and restated as the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (the “Incentive Plan”). A registration statement (Registration No. 333-42165) was previously filed with the Securities and Exchange Commission (the “Commission”) on December 12, 1997 covering 2,200,000 shares of common stock to be issued under the Incentive Plan, a registration statement (Registration No. 333-80399) was previously filed with the Commission on June 10, 1999 covering 1,250,000 shares of common stock to be issued under the Incentive Plan, a registration statement (Registration No. 333-75784) was previously filed with the Commission on December 21, 2001 covering 1,500,000 shares of common stock to be issued under the Incentive Plan and a registration statement (Registration No. 115961) was previously filed with the Commission on May 27, 2004 covering 1,000,000 shares of common stock to be issued under the Incentive Plan.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on July 30, 2007 ($[34.87] per share).

(3)	Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

(4)	The Deferred Compensation Obligations represent unsecured obligations of Group 1 Automotive, Inc. to pay deferred compensation in the future in accordance with the provisions of the Group 1 Automotive, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by participants in the Deferred Compensation Plan during the approximate 36 month period following the initial offering date under this registration statement.

(5)	The Deferred Compensation Obligations being registered relate to an additional $25,000,000 of Deferred Compensation Obligations. $25,000,000 of Deferred Compensation Obligation were previously registered pursuant to a registration statement (Registration No. 333-115962) filed with the Commission on May 27, 2004 and $10,000,000 of Deferred Compensation Obligations were previously registered pursuant to a registration statement (Registration No. 333-83260) filed with the Commission on February 22, 2002.

PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
     This registration statement registers an additional 1,000,000 of shares of common stock, par value $.01 per share, of Group 1 Automotive, Inc. (“Group 1”), to be offered under the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan and an additional $25,000,000 of deferred compensation obligations of Group 1 to be offered and sold under the Group 1 Automotive, Inc. Deferred Compensation Plan. The contents of the previous registration statement on Form S-8 filed by Group 1 with the Commission on December 12, 1997 (Registration No. 333-42165), June 10, 1999 (Registration No. 333-80399), December 21, 2001 (Registration No. 333-75784) and May 27, 2004 (Registration No. 333-115961), with respect to the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan, as well as the previous registration statement on Form S-8 filed by Group 1 on February 22, 2002 (Registration No. 333-83260) and May 27, 2004 (Registration No. 333-115962), with respect to the Group 1 Automotive, Inc. Deferred Compensation Plan, (collectively, the “Prior Registration Statements”) are incorporated by reference into this registration statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities.
Item 8. Exhibits.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Amended and Restated Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (Incorporated by reference to Exhibit A of the Group 1 Automotive, Inc. Proxy Statement (File No. 001-13461) filed on May 17, 2007).

10.2	Group 1 Automotive, Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2005 (Incorporated by reference to Exhibit 10.23 of Group 1 Automotive, Inc.’s Annual Report on Form 10-K (File No. 001-13461) for the year ended December 31, 2006).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 31, 2007.

GROUP 1 AUTOMOTIVE, INC.
By:	/s/ Earl J. Hesterberg
Earl J. Hesterberg
President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl J. Hesterberg and John C. Rickel as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on July 31, 2007.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ John C. Rickel John C. Rickel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ John L. Adams John L. Adams	Chairman of the Board of Directors
/s/ Louis E. Lataif Louis E. Lataif	Director
/s/ Stephen D. Quinn Stephen D. Quinn	Director
/s/ Beryl Raff Beryl Raff	Director
/s/ J. Terry Strange J. Terry Strange	Director
/s/ Max P. Watson, Jr. Max P. Watson, Jr.	Director

EXHIBIT INDEX
5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Amended and Restated Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (Incorporated by reference to Exhibit A of the Group 1 Automotive, Inc. Proxy Statement (File No. 001-13461) filed on May 17, 2007).

10.2	Group 1 Automotive, Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2005 (Incorporated by reference to Exhibit 10.23 of Group 1 Automotive, Inc.’s Annual Report on Form 10-K (File No. 001-13461) for the year ended December 31, 2006).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).